Exhibit 9 (iv) under Form N-1A
                                          Exhibit 10 under Item 601/Reg. S-K

                                 Amendment #1 to

                                    EXHIBIT 1
CONTRACT
DATE                 INVESTMENT COMPANY
                       Portfolios
                        Classes


5/1/97               VISION GROUP OF FUNDS, INC.

5/1/97                 Vision Money Market Fund
5/1/97                  Class A Shares*
5/1/98                  Class S Shares

5/1/97                 Vision Treasury Money Market Fund
5/1/97                  Class A Shares*
5/1/98                  Class S Shares

5/1/97                 Vision New York Tax-Free Money Market Fund

5/1/97                 Vision U.S. Government Securities Fund

5/1/97                 Vision New York Municipal Income Fund
                        (formerly:  Vision New York Tax-Free Fund)

5/1/97                 Vision Growth & Income Fund

5/1/97                 Vision Capital Appreciation Fund

9/1/97                 Vision Equity Income Fund


FEDERATED SERVICES COMPANY provides the following services:

                     Fund Accounting
                     Transfer Agency


*  Original Shares redesignated on May 1, 1998.